Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2025 Equity Incentive Plan of China Yuchai International Limited of our reports dated April 25, 2025, with respect to the consolidated financial statements of China Yuchai International Limited and the effectiveness of internal control over financial reporting of China Yuchai International Limited included in its Annual Report (Form 20-F) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP Singapore

July 8, 2025